Exhibit 10.26

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is executed to be effective as of January 8, 2008, by and between A&B Properties, Inc., a ________ corporation, a successor in landlord’s interest to CLPF - Heritage Four, L.P., a Delaware limited partnership (“Landlord”), and Rackspace DAL1DC Management LLC, a Texas limited liability company (“Tenant”).

RECITALS

WHEREAS, Qwest Communications Corporation, a Delaware corporation (“Qwest”) and Landlord’s predecessor-in-interest entered into that certain Lease Agreement dated January 26, 2000 (as amended by the First Amendment to Lease Agreement dated as of January 23, 2001, and Second Amendment to Lease Agreement dated effective December 1, 2006, the “Lease”), demising approximately 144,423 rentable square feet (the “Premises”) in that certain building commonly known as Heritage Business Park Building IV, (the “Building”) of Heritage Business Park (the “Project”) located in the City of Grapevine, Tarrant County, Texas;

WHEREAS, Landlord and Tenant have agreed to certain amendments to the Lease with respect to allowed numbers of generators and corresponding yard areas upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing premises, in the respective undertakings of the parties hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease, and agree as follows:

1. Exhibit A-2 attached to the Lease is hereby deleted in its entirety and replaced with the Exhibit A-2 attached to this Amendment. The Yard Area referenced and defined in Paragraph 43 of the Lease is hereby deemed to mean the areas referenced on Exhibit A-2 attached to this Amendment as the “Existing Chiller Generator Yard”, the “Future Generator Yard,” and the “New Generator Yard”.

2. The first sentence of Paragraph 45 (b) of the Lease is hereby deleted and replaced with the following:

“Subject to the provisions of Sections 11 and 12, Tenant may install, operate, and maintain up to twenty (20) 2,000 Kw diesel fuel generators reasonably necessary for Tenant’s business operations in the Premises for emergency back-up purposes (collectively, the “Generator”, which defined term shall also refer to twenty (20) associated above-ground 3,500-gallon diesel fuel tanks and all related equipment) at a location on the Building grounds acceptable to Landlord, provided that the installation, maintenance, use, and operation thereof complies with all Legal Requirements, and Tenant receives all approvals, consents, and permits required under the Legal Requirements before the installation, maintenance, use, and operation thereof.”

Third Amendment To Lease Agreement

3. The address for payment of rent and other payments required to be made by Tenant under the Lease shall be P.O. Box 6076, Hicksville, New York 11802-6076. All notices required or permitted to be given to Landlord under this Lease shall be addressed as follows:

If to Landlord:	With A Copy To:

A&B Properties, Inc.	CB Richard Ellis/Asset Services
____________________________________________	2100 Ross Avenue, Suite 400
____________________________________________	Dallas, Texas 75201
Attention:	Attention: Shana Wisdom

4. Tenant hereby represents and warrants to Landlord that Tenant is not: (1) in violation of any Anti-Terrorism Law; (2) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving or any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (3) dealing in, or otherwise engaging in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13221; (4) engaging in or conspiring to engage in any transaction that evades or avoids, or had the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in any Anti-Terrorism Law; or (5) a Prohibited Person, nor are any of its partners, members, managers, officers or directors a Prohibited Person. As used herein, “Antiterrorism Law” is defined as any law relating to terrorism, anti-terrorism, money laundering or anti-money laundering activities, including Executive Order No. 13224 and Title 3 of the USA Patriot Act. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, or Support Terrorism” “Prohibited Person” is defined as (1) a person or entity that is listed in the Annex to Executive Order 13224; (ii) a person or entity with whom Tenant or Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti Terrorism Law, or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office Of Foreign Assets Control as its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56).

5. Neither Tenant nor Landlord is in default under the Lease, and neither Tenant nor Landlord has any knowledge of any event that with notice or the passage of time would constitute a default under the Lease.

6. In the event any of the terms of the Lease conflict with the terms of this Amendment, the terms of this Amendment shall control. Except as amended hereby, all terms and conditions of the Lease shall remain in full force and effect, and Landlord and Tenant hereby ratify and confirm the Lease as amended by this Amendment. From and after the effective date of this Amendment the term “Lease” shall be deemed to mean the Lease as amended by this

Third Amendment To Lease Agreement

Amendment. Capitalized terms as used herein shall have the same meaning as set forth in the Lease, unless another meaning is specifically set forth herein. The Lease constitutes the entire agreement between the parties hereto and no further modification of the Lease shall be binding unless evidenced by an agreement in-writing signed by Landlord and Tenant. This Amendment may be signed in counterparts and, as so executed, shall collectively constitute a binding agreement.

7. Each person executing this Amendment represents that he or she has the requisite authority to execute this Amendment in the representative capacity set forth below and (A) that the execution, delivery and performance of this Amendment has been duly authorized by all requisite action, (B) is intended to be a legal, valid and binding obligation of such party, enforceable in accordance with its terms, and (C) is within the powers of such party and is not in contravention of the powers of such party’s charter, bylaws or other corporate papers if such party is a corporation, or of such party’s partnership or joint venture Amendment if such party is a partnership or joint venture, or of such party’s limited partnership Amendment if such party is a limited partnership.

8. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment To Lease Agreement effective as of the date set forth above.

(Signatures on Following Pages)

Third Amendment To Lease Agreement